Exhibit 23


                               Balch & Bingham LLP
                             1901 Sixth Avenue North
                                   Suite 2600
                            Birmingham, Alabama 35203
                                  205-251-8100



                               September 30, 1999



Alabama Power Company
600 North 18th Street
Birmingham, Alabama  35291

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Alabama Power Company (the "Company") dated September 21, 1999, relating to $200,000,000 aggregate principal amount of Series L 7 1/8% Senior Notes due October 1, 2007, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated September 21, 1999.


                                Very truly yours,

                             /s/Balch & Bingham LLP